DELAWARE POOLED TRUST

Registration No. 811-06322
FORM N-SAR
Annual Period Ended October 31, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

Three (3) transactions for the annual period ended October 31, 2013 effected pursuant to Rule 10f-3, attached as Exhibits.
WS: MFG_Philadelphia: 878665: v1

WS: MFG_Philadelphia: 867281: v1